Exhibit 99.1

FRONTDOOR, INC. TO ACQUIRE 2-10 HOME BUYERS WARRANTY FOR $585 MILLION IN CASH

Frontdoor acquiring leading provider of new home structural warranties;

Increases Frontdoor’s customers, revenue and earnings;

Opens new sales channel for home warranties;

Diversifies portfolio into an adjacent and growing category

MEMPHIS, TENN. (June 4, 2024) — Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home warranties, today announced it has entered into an agreement to acquire 2-10 Home Buyers Warranty (2-10 HBW) in an all cash transaction valued at $585 million. The transaction is anticipated to close in the fourth quarter of 2024, subject to regulatory approval and other customary closing conditions.

Founded in Denver in 1980, 2-10 HBW is a leading provider of new home structural warranty protection plans. These are insurance-backed offerings that provide builders’ coverage for structural failures. Approximately one in five new homes built in the U.S. are covered by a 2-10 new home structural warranty. The majority of 2-10’s new home revenue comes from repeat builder partners and/or builders with multi-year agreements. 2-10 also provides more traditional home warranties to consumers.

“We are extremely excited about the 2-10 acquisition. I am optimistic that it will be a tremendous growth catalyst for our business and will help improve the trajectory of our customer base, revenue and earnings,” said Frontdoor, Inc. Chairman and CEO Bill Cobb. “Additionally, we will be able to diversify and expand into the new home segment, which will open up cross-selling opportunities for home warranties and our on-demand services. In short, through this acquisition, we will gain a highly complementary business that aligns very well with our strategic growth priorities.”

“This combination will benefit both 2-10 Home Buyers Warranty and Frontdoor,” said Ryan O’Hara, 2-10 HBW’s CEO. “Our new home structural warranties and home service plans are clearly complementary to Frontdoor’s existing offerings. I am confident that together, our exceptional teams will do great things and I look forward to where these businesses can go in the future.”

Compelling Strategic and Financial Rationale

Benefits of the transaction include:

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Accelerates Frontdoor’s growth trajectory: Frontdoor expects to benefit from the addition and diversification into a new line of business (new home structural warranties), complementing our existing home warranty customer base and enhancing cross-selling initiatives. The transaction is expected to:

•	Expand and diversify Frontdoor’s customer base: 2-10 had approximately 292,000 customers at the end of 2023.

•	Accelerate Frontdoor’s revenue growth: 2-10 generated approximately $198 million in revenue in 2023.

•	Increase Frontdoor’s earnings: 2-10 had approximately $43 million in Adjusted EBITDA in 2023, which is equivalent to an Adjusted EBITDA margin of 21.7%.

•	Expected operating synergies with a high confidence of realization: There is a potential for significant synergies by combining operations and driving efficiencies across the consolidated platform.

•	The combined company’s strengthened financial profile is expected to be additive to Adjusted EBITDA and free cash flow generation in 2025, the first anticipated full year of ownership by Frontdoor.

Transaction Details

•

The transaction is valued at $585 million in cash, on a cash-free, debt-free basis (subject to minimum working capital and regulatory capital), and is supported by a fully committed bridge facility and cash. Permanent financing is expected to consist primarily of new debt.

•

The transaction is anticipated to close in the fourth quarter of 2024, and is subject to customary closing conditions, including required regulatory approvals. The transaction has been unanimously approved by the Board of Directors of Frontdoor, Inc.

Conference Call

Frontdoor, Inc. will host a conference call and webcast to discuss the acquisition at 11 a.m. EDT today, June 4, 2024. Participants may join the conference call and webcast by dialing 833-470-1428, or for international participants, +1-929-526-1599 and entering conference ID 209480. Additionally, the conference call will be available via webcast which will include a slide presentation highlighting important points of the transaction. To participate via webcast and view the presentation, visit https://investors.frontdoorhome.com.

Advisors

BofA Securities, Inc. is acting as financial advisor to Frontdoor, Inc. and Simpson Thacher & Bartlett LLP is acting as legal counsel. Evercore is acting as financial advisor to 2-10 Home Buyers Warranty and Ropes & Gray is acting as legal counsel.

Financial Institutions

JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Bank, National Association have provided committed financing to Frontdoor to support the transaction.

About Frontdoor, Inc.

Frontdoor is reimagining how homeowners maintain and repair their most valuable asset – their home. As the parent company of two leading brands, we bring over 50 years of experience in providing our members with comprehensive options to protect their homes from costly and unexpected breakdowns through our extensive network of pre-qualified professional contractors. American Home Shield, the category leader in home service plans with approximately two million members, gives homeowners budget protection and convenience, covering up to 23 essential home systems and appliances. Frontdoor is a cutting edge, one-stop app for home repair and maintenance. Enabled by our Streem technology, the app empowers homeowners by connecting them in real time through video chat with pre-qualified experts to diagnose and solve their problems. The Frontdoor app also offers homeowners a range of other benefits including DIY tips, discounts and more. For more information about American Home Shield and Frontdoor, please visit frontdoorhome.com.

About 2-10 HBW

For over 40 years, 2-10 Home Buyers Warranty has been helping people protect one of life’s biggest investments with new construction structural warranties and systems and appliances coverage for new and existing homes. Founded and based in Colorado, 2-10 Home Buyers Warranty has covered over 5.8 million homes and partners with thousands of the nation’s finest real estate professionals, home builders and service contractors to help home buyers, sellers and owners to mitigate risk, save money and have protection from the unexpected. For more information, visit www.2-10.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, projected future performance and any statements about Frontdoor’s plans, strategies and prospects as well as statements with respect to the proposed acquisition of 2-10 Home Buyers Warranty (the “Acquisition”), the Acquisition’s effect on our business and timing of such effects, and the expected timing of closing. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project,” “will,” “shall,” “would,” “aim,” or other comparable terms. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to: risks related to the proposed Acquisition, including risks that we may not complete the Acquisition or that the Acquisition may not achieve its intended results; changes in macroeconomic conditions, including inflation and global supply chain challenges, especially as they may affect existing home sales, interest rates, consumer confidence or labor availability; the success of our business strategies; the ability of our marketing efforts to be successful or cost-effective; our dependence on our real estate and direct-to-consumer customer acquisition channels and our renewal channel; changes in the source and intensity of competition in our market; our ability to attract, retain and maintain positive relations with third-

party contractors and vendors; increases in parts, appliance and home system prices, and other operating costs; our ability to attract and retain qualified key employees and labor availability in our customer service operations; our dependence on third-party vendors, including business process outsourcers, and third-party component suppliers; cybersecurity breaches, disruptions or failures in our technology systems; our ability to protect the security of personal information about our customers; lawsuits, enforcement actions and other claims by third parties or governmental authorities; evolving corporate governance and disclosure regulations and expectations related to environmental, social and governance matters; physical effects of climate change, including adverse weather conditions and Acts of God, along with the increased focus on sustainability; increases in tariffs or changes to import/export regulations; our ability to protect our intellectual property and other material proprietary rights; negative reputational and financial impacts resulting from acquisitions or strategic transactions; requirement to recognize impairment charges; third-party use of our trademarks as search engine keywords to direct our potential customers to their own websites; inappropriate use of social media by us or other parties to harm our reputation; special risks applicable to operations outside the United States by us or our business process outsource providers; a return on investment in our common stock is dependent on appreciation in the price; restrictions in our certificate of incorporation related to an acquisition of us or to our lawsuits against us or our directors or officers; the effects of our significant indebtedness; increases in interest rates increasing the cost of servicing our indebtedness; increased borrowing costs due to lowering or withdrawal of the credit ratings, outlook or watch assigned to us, our debt securities or our credit facilities; and our ability to generate significant cash needed to fund our operations and service our debt. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this news release. For a discussion of other important factors that could cause Frontdoor’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this document, refer to the risks and uncertainties detailed from time to time in Frontdoor’s periodic reports filed with the SEC, including the disclosure contained in Item 1A. Risk Factors in our 2023 Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in Frontdoor’s periodic filings with the SEC. Except as required by law, Frontdoor does not undertake any obligation to update or revise the forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review Frontdoor’s filings with the SEC, which are available from the SEC’s EDGAR database at sec.gov, and via Frontdoor’s website at frontdoorhome.com.

Investor Relations

Matt Davis

901-701-5199

IR@frontdoorhome.com

Media

Tom Collins

901-701-5198

MediaCenter@frontdoorhome.com

Source: Frontdoor, Inc.